Certificate

No. ______________

For ____________ Shares

Issued to

____

____

____

Dated ______________

From whom transferred

____

Dated ______________

No. Original Certificate	No. Original Shares	No. Shares Transferred

Received Certificate No. ________

For ____________ Shares

this ______ day of ________

____

____

No. __________ Shares __________

CUSIP 89582R 109

Incorporated Under The Laws of
The State of Delaware

TRIANGLE ALTERNATIVE NETWORK

Class A Common Stock Par Value .005

This Certifies that ______________________________ is the registered holder of ______________________________ Shares of the Capital Stock transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal is to be hereunto affixed this ___ day of ______________ , A.D.

______________________ ______________________

Chief Executive Officer Secretary

For Value Received, _____ hereby sell, assign and transfer unto

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____________________________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

____________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________________________

In presence of

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.